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EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



Second Bancorp Incorporated and Subsidiaries

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                                                                    For the Three Months Ended
                                                                  -------------------------------
                                                                    March 31          March 31
                                                                      2004               2003
                                                                  ------------       ------------
(Dollars in thousands, except per share data)
BASIC:
Weighted average shares issued                                      10,997,799         11,041,279
Less: Treasury shares                                               (1,520,089)        (1,419,570)
                                                                  ------------       ------------
Net weighted average shares outstanding                              9,477,710          9,621,709
                                                                  ============       ============

Net income                                                        $      2,767       $      8,661
                                                                  ============       ============
Basic Earnings Per Share                                          $       0.29       $       0.90
                                                                  ============       ============

DILUTED:
Weighted average shares issued                                      10,997,799         11,041,279
Less: Treasury shares                                               (1,520,089)        (1,419,570)
Net effect of dilutive stock options - based on the treasury
  stock method using average market price                              224,514             93,852
                                                                  ------------       ------------
                                                                     9,702,224          9,715,561
                                                                  ============       ============

Net income                                                        $      2,767       $      8,661
                                                                  ============       ============
Diluted Earnings Per Share                                        $       0.29       $       0.89
                                                                  ============       ============
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